EXHIBIT 99.1

GENERAL FINANCE CORPORATION TO PARTICIPATE IN UPCOMING INVESTOR CONFERENCES

PASADENA, CA – September 8, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced that it will participate in two upcoming investor conferences:

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D.A. Davidson & Co. 16th Annual E&C and Energy Conference – Tuesday, September 19, 2017 at the Palmer House Hilton in Chicago, IL. The Company’s Chief Financial Officer, Charles Barrantes will be presenting at 1:00 PM local time and will be conducting one-on-one meetings with investors throughout the day.

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Singular Research Chicago Midwestern Values 2017 Conference – Wednesday, September 20, 2017 at the W Hotel City Center in Chicago, IL. The Company’s Chief Financial Officer, Charles Barrantes will be presenting at 12:30 PM local time and will be conducting one-on-one meetings with investors throughout the day.

The Company’s current investor presentation document is available in the "Investor Relations" section of the Company's section of the Company's website at http://www.generalfinance.com. The Company is not planning to webcast its formal presentation at either conference.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223